UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2012

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01	Entry into a Material Definitive Agreement

On April 18, 2012, Prudential Bancorp, Inc. of Pennsylvania (the “Company”) announced that Joseph W. Packer, Jr. will retire as the Company’s Chairman and as a member of the Boards of Directors of the Company and Prudential Savings Bank, the Company’s wholly owned subsidiary (the “Bank”), effective as of December 31, 2012.  In addition, the Company, the Bank and the Bank’s wholly owned subsidiary, PSB Delaware, Inc. (“PSB”), entered into a Transition Agreement (the “Agreement”) with Mr. Packer with regard to providing various services as a step incident to his retirement.

Under the terms of the Agreement, Mr. Packer agrees to provide services to the Company and the Bank for a three-year period starting on January 1, 2013 (the “Consulting Period”).  In return for providing advice and counsel regarding the Company’s and the Bank’s operations, customer relationships, growth and expansion opportunities and other matters during the Consulting Period, the Company and/or the Bank have agreed to pay Mr. Packer an amount equal to $4,167 per month.  In addition, Mr. Packer will provide investment advice to PSB during the Consulting Period, for which PSB has agreed to pay him an amount equal to $2,083 per month.  The Company and/or the Bank also agreed to reimburse or otherwise provide for or pay all reasonable expenses incurred by Mr. Packer during the Consulting Period with respect to such services provided to the Company, the Bank and PSB.

Mr. Packer’s services under the Agreement shall terminate automatically upon his death during the Consulting Period and may be terminated upon the determination that Mr. Packer is disabled.  Mr. Packer’s services may also be terminated during the Consulting Period by the Company or the Bank for “cause” as such term is defined in the Agreement or by Mr. Packer for “good reason” as defined in the Agreement.  In the event Mr. Packer’s consulting services are terminated for cause or Mr. Packer terminates his services without good reason, the Agreement shall terminate without further obligation other than any accrued but unpaid monthly fees due.  In the event Mr. Packer’s termination is for death, good reason or disability during the Consulting Period, the Company or the Bank shall pay Mr. Packer in a lump sum any accrued but unpaid monthly fees.

For additional information, reference is made to the Agreement included as Exhibit 10.1 hereto and which is incorporated herein by reference thereto.

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(a)	Not applicable.

(b)
Mr. Packer, currently Chairman of the Boards of Directors of the Company and the Bank announced on April 18, 2012 his retirement as Chairman and as a member of the Boards of Directors of the Company and the Bank, in each case effective as of December 31, 2012.

(c)	Not applicable.

(d)	Not applicable.

(e)	Not applicable

(f)	Not applicable.

Item	7.01	Regulation FD Disclosure

On April 18, 2012, the Company issued a press release announcing the retirement of Mr. Packer, effective December 31, 2012, as Chairman and as a member of the Boards of Directors of the Company and the Bank.  The Company also announced in the press release the appointment of Mr. Thomas A. Vento, effective January 1, 2013, as Chairman of the Boards of Directors of the Company and the Bank. Mr. Vento currently serves on the Boards of Directors of the Company and the Bank as well as the President and Chief Executive Officer of the Company and the Bank.  For additional information, reference is made to the Company’s press release, dated April 18, 2012, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	The following exhibits are included with this Report:

Exhibit No.	Description
10.1
Transition Agreement by and among Prudential Bancorp, Inc. of Pennsylvania, Prudential Savings Bank, Prudential Mutual Holding Company, PSB Delaware, Inc. and Joseph W. Packer, Jr. dated as of April 18, 2012

99.1	Press release announcing the retirement of Mr. Packer, dated April 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

	By:	/s/Joseph R. Corrato
	Name:	Joseph R. Corrato
	Title:	Executive Vice President and Chief Financial Officer

Date: April 19, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
Transition Agreement by and among Prudential Bancorp, Inc. of Pennsylvania, Prudential Savings Bank, Prudential Mutual Holding Company, PSB Delaware, Inc. and Joseph W. Packer, Jr. dated as of April 18, 2012

99.1	Press release announcing the retirement of Mr. Packer, dated April 18, 2012